EXHIBIT 99.2

Pro Forma Stockholders’ Equity as of September 30, 2021

Cosmos Holdings, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

									Other
	Common Stock		Preferred Stock		Additional	Treasury Stock			Comprehensive	Total
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	No. of Shares	Value	Accumulated Deficit	Income (Loss)	Stockholders' Deficit

Balance at January 1, 2021	13,485,128	$13.484	-	$-	$14,333,285	(415,328)	$(611,854)	$(18,750,824)	$854,896	$(4,161,013)
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	(473,578)	(473,578)
Sale of treasury stock to third party	-	-	-	-	249,350	65,000	650	-	-	250,000
Restricted stock issued to a consultant	1,800,000	1,800	-	-	1,187,650			-	-	1,189,450
Conversion of notes payable into shares of common stock	781,819	782	-	-	2,563,582	-	-	-	-	2,564,364
Net loss	-	-	-	-	-	-	-	(2,173,903)	-	(2,173,903)
Balance at March 31, 2021	16,066,947	$16,066	-	$-	$18,333,867	(350,328)	$(611,204)	$(20,924,727)	$381,318	$(2,804,680)
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	284	284
Conversion of related party debt	500,000	500	-	-	2,999,500	-	-	-	-	3,000,000
Forgiveness of related party debt	-	-	-	-	600,000	-	-	-	-	600,000
Restricted stock issued to a consultant	-	-	-	-	1,968.000	-	-	-	-	1,968,000
Net loss	-	-	-	-	-	-	-	(2,379,056)	-	(2,379,056)
Balance at June 30, 2021	16,566,947	16,566	-	-	23,901,367	(350,328)	(611,204)	(23,303,783)	381,602	384,548
Restricted stock issued to a consultant	-	-	-	$-	$1,968,000	-	-	-	-	1,968,000
Conversion of convertible notes into shares of common stock (Platinum $175k conversion of debt at 07.14.2021)	55,022	55	-	-	275,054	-	-	-	-	275,109
Conversion of convertible notes into shares of common stock (Platinum $200.5k conversion of debt at 08.16.2021)	71,480	71	-	-	358,041	-	-	-	-	358,112
Conversion of loans payable into shares of common stock (RP $1m debt conversion at 07.13.2021)	166,667	167	-	-	999,833	-	-	-	-	1,000,000
Conversion of loans payable into shares of common stock (RP $1,25m debt conversion at 07.19.2021)	208,333	208	-	-	1,249,792	-	-	-	-	1,250,000
Conversion of notes payable into shares of common stock (Synthesis P2P fund debt conversion of $ 1,606 (€1.35m) at 08.04.2021 )	321,300	321	-	-	1,314,117	-	-	-	-	1,314,438
Conversion of notes payable into shares of common stock (Synthesis P2P fund debt conversion of $ 1,19 (€1m) at Nasdaq Appr. )	238,095	238	-	-	1,190,237					1,190,475
Convertible Preferred Stock (Series A)	-	-	1,250,000	1,250	4,998,750					5,000,000
Foreign currency translation adjustment, net	-	-			-	-	-	-	(16,900)	(16,900)
Net income / (loss)								(1,598,384)		(1,598,384)
Balance at September 30, 2020	17,627,843	17,627	1,250,000	1,250	36,255,190	(350,328)	(611,204)	(24,902,167)	364,702	11,125,398